As Filed with the United States Securities and Exchange Commission on November 13, 2006.
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
June 20, 2006
Date of Report (Date of Earliest Event Reported)
FIRST MCMINNVILLE CORPORATION
(Exact name of Registrant as specified in its charter)

Tennessee	2-90200	62-1198119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Main Street, McMinnville, Tennessee	37110
(Address of Principal Executive Offices)	(Zip Code)
(931) 473-4402
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Ex-10.4 Employment Agreement between Registrant and Thomas Vance

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (c) The Registrant has appointed Thomas D. Vance as its president effective August 7, 2006. Mr. Vance was elected by the Board of Directors to serve as a member of the Registrant’s Board of Directors on June 20, 2006 and became effective September 12, 2006, and it is anticipated that he will also be elected to the Board of Directors of its principal subsidiary, First National Bank of McMinnville, as well. Mr. Vance is 52 years of age. From October, 1995 to March, 2001, he served as the President of Rutherford Bank and Trust. Mr. Vance has entered into an employment agreement with the Registrant and he is eligible to participate (and has received an award of options for up to 3,000 shares of the Registrant’s common stock at an exercise price of $52.75 per share, which was the fair market value of the shares at the date of grant) under the Registrant’s stock option plan. A copy of the employment agreement is attached as Exhibit 10.4 to this Current Report on Form 8-K.
     (d) The Registrant’s Board of Directors elected Mr. Mark A. Pirtle to the Registrant’s Board on June 20, 2006, and Mr. Thomas D. Vance to its Board on August 8, 2006. Mr. Pirtle is engaged primarily in the automobile dealership business. Mr. Pirtle is 54 years of age and he has been elected to serve on the Registrant’s executive, audit, and compensation committees. Mr. Vance has been a banker for most of his business career, serving most recently as the President and a director of Rutherford Bank and Trust located in Murfreesboro, Tennessee. Mr. Vance is 52 years of age.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits. The attached Exhibit 10.4 is filed pursuant to Item 601 of Regulation S-K and the instructions to Form 8-K.:

Exhibit Number	Description of Exhibit
10.4	Employment Agreement between Registrant and Thomas Vance.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MCMINNVILLE CORPORATION
November 13, 2006	By:	/s/ Charles C. Jacobs
Charles C. Jacobs, Chairman and
Chief Executive Officer